EXHIBIT 10.01
                                                                   -------------


                             FIRST AMENDMENT TO THE
                       UNIVERSAL AMERICAN FINANCIAL CORP.
                        1998 INCENTIVE COMPENSATION PLAN


     WHEREAS, Universal American Financial Corp. (the "Company") sponsors the Universal American Financial Corp. 1998 Incentive Compensation Plan (the "Plan"); and

     WHEREAS, the board of directors of the Company (the "Board") has approved an increase of 2,500,000 shares of common stock authorized for issuance under the Plan and such increase has been approved by the shareholders of the Company; and

     WHEREAS, the Board desires to amend the Plan to reflect such approved share increase and to make such other miscellaneous changes as it deems appropriate; and

     WHEREAS, the Board may amend the Plan pursuant to Section 11(e) of the Plan;

     NOW, THEREFORE, the Plan is amended as follows effective May 26, 2004:

1. A new definition in Article 2 is hereby added as follows with subsequent definitions re-lettered appropriately:

         (aa) "Plan" shall have the meaning set forth in Section 1. and include any documentation governing Awards consistent with the provisions hereof, which may be known as sub-plans or otherwise.

2.   Section 4(a) is hereby replaced in its entirety as follows:

               (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 4.0 million, plus (ii) 13% of the number of shares of Stock issued or delivered by the Company during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of the Company), plus
         (iii) the number of shares of Stock subject to awards under Preexisting Plans that become available in accordance with Section 4(c) hereof after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1.5 million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.   Section 11(e) is hereby amended by deleting the last sentence thereof.



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     In all other respects the Plan is hereby ratified and confirmed.


             IN WITNESS WHEREOF, this First Amendment to the Plan has been executed as of the 26th day of May, 2004.


                                        UNIVERSAL AMERICAN FINANCIAL CORP.



                                        By: /s/ Richard A. Barasch
                                            --------------------------
                                            Richard A. Barasch